Exhibit 10.2

MEMBER ETHANOL FUEL MARKETING AGREEMENT

THIS AGREEMENT, entered into as of this 1st day of April, 2007, (“Effective Date”) by and between RENEWABLE PRODUCTS MARKETING GROUP, LLC, a Minnesota limited liability company, hereinafter referred to as “Renewable Products”; and DAKOTA ETHANOL L.L.C., a South Dakota limited liability company, hereinafter referred to as “Member”.

WITNESSETH:

WHEREAS, Renewable Products is a Minnesota limited liability company formed for the purpose of marketing fuel grade ethanol (“Ethanol”)for its members and others, and

WHEREAS, Dakota Ethanol is a South Dakota limited liability company formed for the purpose of operating a plant in Wentworth SD for the production of Ethanol, and is a member of Renewable Products, and

WHEREAS, as a condition to its membership in Renewable Products, Member has agreed to market all of the Ethanol produced by Member through Renewable Products and Renewable Products has agreed to market such Ethanol production; and

WHEREAS, the parties desire to enter into this Agreement, for purposes of setting out the terms and conditions of the marketing arrangement;

NOW THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

1. Exclusive Marketing Representative. Renewable Products shall, subject to the terms and conditions of this Agreement, be the sole marketing representative for the entire Ethanol production of Member at the plant located at Wentworth during the term of this Agreement. *_ (Insert any exceptions i.e. alcohol for human consumption, limited sale of E 85).

2. Ethanol Specifications. All of the Ethanol produced by Member and marketed by Renewable Products will, when delivered to a common carrier by Member, be Ethanol of merchantable quality and will be fit for its intended purpose. All such Ethanol will conform to the specifications described in A.S.T.M. 4806 and such other specifications that may be, from time to time, promulgated by the industry for E-Grade denatured fuel ethanol.

3. Best Efforts to Market. Since Renewable Products shall have the exclusive right to market all the Ethanol produced by Member during the term of this Agreement as described in Section 1 herein, Renewable Products shall use its best efforts and good faith to market all such Ethanol; provided, however, that Renewable Products’ obligation hereunder shall be excused in case of war, insurrection, civil disturbance, transportation shortage or interruption, fire, flood, other natural calamity, labor dispute, any adverse governmental statute, regulations or decree (including any court order or decree) or other act of God beyond the control of Renewable Products that directly effects Renewable Products’ ability to market Ethanol generally.

4. Risk of Loss. Renewable Products shall be responsible for and shall bear the risk of loss of (subject to the terms of this Agreement) all Ethanol produced by Member as described in Section 1 herein from the time the common carrier or customer takes custody of the product at Member’s facility in either a railcar and/or tank truck.

5. Specific Marketing Tasks. Renewable Products shall be responsible for and shall have complete discretion in the marketing, sale and delivery of all Ethanol produced from Member’s facility during the term of this Agreement, including, but not limited to:

•                                          Obtaining sufficient railcar, tank trucks and other transport as may be needed to transport said production;

•                                          Negotiating the rates and tariffs to be charged for delivery of such production to the customer;

•                                          Promoting and advertising the sale of Ethanol as appropriate;

•                                          Ascertaining that such production is delivered where contracted and intended;

•                                          Handling all purchase agreements with consumers and any complaints in connection therewith; and

•                                          Collecting all accounts and undertaking any legal collection procedures as may be necessary.

6. Negotiation of Ethanol Price. Renewable Products will use its best efforts to obtain the best price for all Ethanol sold by it subject to the terms of this Agreement, but shall have complete discretion to fix the price, terms and conditions of the sale of Member’s Ethanol production which shall include the right to pool production of Member with the production of other Members and non-members that have agreed to market Ethanol production through Renewable Products.

7. Ethanol Marketing Under Pooling Arrangement. Renewable Products shall market the Ethanol production of Member under the pooling arrangement maintained by Renewable Products for its Members and other contracting producers. Under such pooling arrangement, Renewable Products will market the aggregate production of all Members and other contracting non-member producers to customers. Member shall furnish estimates of production to Renewable Products as hereinafter provided and based on such estimates and the estimated production of all other pool participants, Renewable Products shall contract for the sale of such estimated production. Determination of Member’s share of revenue and payment of the Ethanol selling price to Member shall be made by Renewable Products as follows:

(a) The Estimated Price for Ethanol Sold to Renewable Products by Member. Renewable Products agrees to pay Member a price for all Ethanol sold on behalf of Member by Renewable Products under this Agreement that is equal to the “Actual Pooled Netback Ethanol Selling Price,”as defined in this Section 7. For purposes of this Agreement, a preliminary Estimated Pooled Netback Ethanol Price will be calculated and paid as follows:

(i) The Estimated Delivered Ethanol Selling Price. Each week, Renewable

Products shall calculate the estimated delivered ethanol selling price per gallon of all of the Member’s Ethanol that Renewable Products sells to its customers through operation of the ethanol pool. This amount will hereinafter be referred to as the “Estimated Delivered Ethanol Selling Price.”

(ii) The Pooled Average Delivered Ethanol Selling Price. Based upon the Estimated Delivered Ethanol Selling Price calculated for each pool participant, Renewable Products shall calculate the Pooled Average Delivered Ethanol Selling Price which shall be a weighted average of each pool participant’s Estimated Delivered Ethanol Selling Price averaged in direct proportion to the volume of Ethanol supplied to the pool by each pool participant for the week in which the estimate is calculated.

(iii) The Deduction for Estimated Direct Ethanol Distribution Expense. Each week Renewable Products shall calculate the estimated distribution expenses directly incurred in connection with distributing the Ethanol sold under this Agreement for the account of each pool participant (the “Estimated Direct Ethanol Distribution Expense”). The Estimated Direct Ethanol Distribution Expense will include, but not necessarily be limited to, all of Renewable Products’ transportation costs, rail car costs, throughput costs, storage costs, demurrage at unloading locations, inventory costs, and other distribution costs directly incurred in connection with distributing the Ethanol sold under this Agreement for the account of each pool participant.

(iv) The Pooled Average Direct Ethanol Distribution Expense. Based upon the Estimated Direct Ethanol Distribution Expense calculated for each pool participant, Renewable Products shall calculate the Pooled Average Direct Ethanol Distribution Expense which shall be a weighted average of each pool participant’s Estimated Direct Ethanol Distribution Expense averaged in direct proportion to the volume of Ethanol supplied to the pool by each pool participant for the week for which the estimate is calculated.

(v) The Estimated Pooled Netback Ethanol Selling Price. The difference between the Pooled Average Estimated Delivered Ethanol Selling Price and the Pooled Average Direct Ethanol Distribution Expense shall be the Estimated Pooled Netback Ethanol Selling Price to be paid to Member by Renewable Products for the applicable week.

(vi) Invoices and Payments Between Member and Renewable Products. Member will invoice Renewable Products, upon shipment, at the applicable Estimated Pooled Netback Ethanol Selling Price less the estimated prevailing management fee as determined from time to time by the Board of Governors for all Ethanol to be sold by Renewable Products on behalf of Member under this Agreement. Renewable Products will use its best efforts to pay Member for all such Ethanol within 10 business days from the date of delivery, with delivery occurring at the time the common carrier takes possession of the Ethanol.

(b) The Actual Pooled Netback Ethanol Selling Price for Ethanol Sold to Renewable Products by Member.

(i) The Actual Pooled Netback Ethanol Selling Price. Since the Actual Pooled Netback Ethanol Selling Price cannot be determined before Renewable Products sells the Ethanol delivered by Member under this Agreement, Renewable Products shall reconcile the Estimated Pooled Netback Ethanol Selling Price with Actual Pooled Netback Ethanol Selling Price on a monthly basis as provided below.

(ii) Calculation of Actual Selling Prices After Each Month. At the end of each month, promptly after the information necessary to calculate the Actual Pooled Netback Ethanol Selling Price becomes available; Renewable Products will calculate the Actual Pooled Netback Ethanol Selling Price for the preceding month. Renewable Products shall use the same methodology that is used to calculate the Estimated Pooled Netback Ethanol Selling Price except that the calculation shall be based on the Actual Delivered Ethanol Selling Price sold during the month and the Actual Direct Distribution Expense incurred by Renewable Products during the period. Renewable Products will provide that Actual Pooled Netback Ethanol Selling Price to Member along with a summary of the calculations used by Renewable Products to arrive at the Actual Pooled Netback Ethanol Selling Price.

(iii) Reconciliation of Estimated Selling Prices and Actual Selling Prices After Each Month. Within ten (10) days after Renewable Products provides Member with the Actual Pooled Netback Ethanol Selling Price for the preceding month, the parties will reconcile the difference between the Estimated Pooled Netback Ethanol Selling Price and the Actual Pooled Netback Ethanol Selling Price for the preceding month, and the difference between the estimated management fee and actual management fee for the preceding month. If the Estimated Pooled Netback Ethanol Selling Price exceeded the Actual Pooled Netback Ethanol Selling Price then Member will refund to Renewable Products the overpayments that it previously received from Renewable Products within ten (10) days after the completion of the reconciliation. On the other hand, if the Estimated Pooled Netback Ethanol Selling Price was less than the Actual Pooled Netback Ethanol Selling Price, then Renewable Products will pay Member the additional amounts owed to Member within ten (10) days after the completion of the actual and estimated selling price reconciliation. A similar adjustment will be made to reconcile the actual management fee to the estimated management fee. In lieu of Member directly refunding any amounts to Renewable Products by separate payment and Renewable Products directly refunding any amounts to Member by separate payment, under this Section 7 the parties may offset the required amounts on their next respective monthly payments.

(c) Audit. Within ninety (90) days following each anniversary date of this Agreement and subject to the confidentiality provisions of this Agreement, Member shall name have the right to inspect the books and records of Renewable Products for the purpose of auditing calculations of the Actual Pooled Netback Ethanol Selling Price and actual management fees for the preceding year. Member shall give written notice to Renewable Products of its desire to conduct an audit and Renewable Products shall provide reasonable access to all financial information necessary to complete such audit. The audit shall be conducted by an accounting firm agreeable to both parties and shall be completed within 45 days following appointment of the auditor. The cost of the audit shall be the responsibility of Member unless the auditor determines that Renewable Products underpaid Member by more than 3% for the period audited, in which case Renewable Products shall pay the cost of the audit. If the auditor determines that Renewable Products underpaid Member, Renewable Products shall promptly pay such underpayment to Member and if the auditor determines that Renewable Products overpaid Member, Member shall promptly pay the overpayment to Renewable Products. The determination of the auditor shall be binding on both parties. If Member fails to exercise its right to audit as provided in this Section 7(c) for any year, it shall be deemed to have waived any claim to dispute the Actual Netback Ethanol Selling Price and management fee for such year.

(d) Most Favorable Terms. If Renewable Products enters into any Ethanol marketing agreement, with any current or future Ethanol pool participant on terms that are more favorable to the pool participant than the terms provided to Member under this Agreement, Renewable Products shall provide to Member a copy of such agreement and Member shall have the right, by written notice to Renewable Products given not more than ten (10) business days after receipt of such agreement, to receive the same rights and benefits conferred under such other agreement.

8. Accounts Receivable/Rail Car Leases/Termination of Contract. Renewable Products shall do all billing in regard to the sale of Ethanol pursuant to this Agreement, collect all receivables and be responsible for any delinquent accounts. All risks associated with accounts receivable shall be borne by Renewable Products. Renewable Products will lease railcars to be used by Member and all lease costs will be included in the calculation of Direct Ethanol Distribution Expense. If this Agreement is terminated for any reason the lease for the railcars leased by Renewable Products for the transport of Member’s Ethanol may be assigned to Member at the sole option of Renewable Products. In such case Member shall assume the lease and shall be obligated to the terms and conditions of said lease. Renewable Products shall provide Member the opportunity to review and approve the terms and conditions of any such railcar lease as well as the terms and conditions of any amendments or modifications to any such railcar lease before Renewable Products first executes the same. The parties understand that the assignment of the lease is subject to the approval of the lessor of the railcars.

9. No “Take or Pay” The parties agree that this is not a “take or pay contract” and that Renewable Products’ liability is limited to payment for Ethanol delivered by Member pursuant to this Agreement.

10. Term. The term of this Agreement shall commence on the Effective Date and shall continue so long as Member remains a member of Renewable Products.

11. Termination. This Agreement may be terminated under the circumstances set out below.

(a) Termination for Intentional Misconduct. If either party engages in intentional misconduct reasonably likely to result in significant adverse consequences to the other party, the party harmed or likely to be harmed by the intentional misconduct may terminate this Agreement immediately, upon written notice to the party engaging in the intentional misconduct.

(b) Termination for Uncured Breach. If one of the parties breaches the terms of this Agreement, the other party may give the breaching party a notice in writing which specifically sets out the nature and extent of the breach, and the steps that must be taken to cure the breach. After receiving the written notice, the breaching party will then have thirty (30) days to cure the breach, if the breach does not involve a failure to market and distribute Ethanol as required by this Agreement. If the breach involves a failure to market and distribute Ethanol as required by this Agreement, then the breaching party will have five (5) days after receiving the written notice to cure the breach. If the breaching party does not cure any breach within the applicable cure period, then the non-breaching party will have the right to terminate this Agreement immediately.

(c) Member Insolvency, etc. Renewable Products may terminate this Agreement if Member becomes insolvent, has a receiver appointed over its business or assets and such receiver is not discharged within 30 days, files a petition in bankruptcy or has a petition in bankruptcy filed against it which, in either case, is not dismissed within 30 days, or ceases to produce Ethanol for 30 days or more.

(d) Termination by Mutual Written Agreement. This Agreement may also be terminated upon any terms and under any conditions which are mutually agreed upon in writing by the parties.

12. Licenses and Permits. At all times from the commencement of this Agreement, Member shall possess and maintain in good standing all of the licenses and permits necessary to operate its production facilities and Renewable Products shall possess and maintain in good standing at all times during the term of this Agreement all of the licenses and permits necessary to perform its obligations under this Agreement.

13. Estimated 12-Month Volume. As of the Effective Date Member will provide Renewable Products with Member’s best estimate of its anticipated monthly Ethanol production for the next twelve (12) months to assist Renewable Products in developing appropriate marketing strategies for the Ethanol to be produced by Member.

14. Updated Monthly Volume Estimates. On or before the first day of each month after the Effective Date, Member will provide Renewable Products with its updated best estimate of Member’s anticipated monthly Ethanol production for the next twelve (12) months, so that Renewable Products will have Ethanol production estimates from Member for each of the next twelve (12) months during the entire time that this Agreement is in effect. Renewable Products shall be entitled to rely upon such estimates in marketing and selling the pooled Ethanol production of all pool participants. From time to time Renewable Products may enter into forward contracts to sell estimated pooled production beyond the 12-month period covered by the estimated production of Member. Any such commitment will be based on market conditions and projected pooled production based on all pool participants estimated and historical production. Member acknowledges that such commitments are in the best interest of pool participants and Renewable Products may rely on Member’s continued production beyond the 12 month estimates for such purpose. Renewable Products shall provide Member with a schedule of committed pooled production at least monthly.

15. Obligation to Deliver after Termination. Notwithstanding termination of this Agreement, Member shall be obligated to deliver to Renewable Products for marketing by Renewable Products in accordance with this Agreement, the estimated production of Member for the twelve (12) months following termination of this Agreement and Member’s percentage of any committed pooled production beyond such twelve (12) month period based upon Member’s average monthly percentage contribution to the total pooled production for the preceding 12 months.

16. Ethanol Shortage/Open Market Purchase. If Member is unable to deliver its estimated monthly Ethanol production and if as a consequence of the non-delivery and in order to meet its sale obligations to third parties, Renewable Products is required to purchase ethanol in the marketplace, Renewable Products may purchase ethanol in the marketplace at such reasonable price and in such reasonable quantity as is required to meet its delivery obligations; provided, however, that prior to making such purchases Renewable Products shall communicate the terms and conditions of such purchases to Member and Member shall have the right to meet such terms and conditions.. If Member is unable or unwilling to deliver the required ethanol on such terms and conditions, Renewable Products may complete the purchase. If it does so, and as a result thereof incurs a financial loss, Member will reimburse Renewable Products for any such loss or Renewable Products may elect to set off such financial loss against future payments to Member over a period not to exceed twenty four (24) months.

17. Good and Marketable Title. Member represents that it will have good and marketable title to all of the Ethanol marketed for it by Renewable Products and that said Ethanol will be free and clear of all liens and encumbrances.

18. Subordination. In order to satisfy the payment obligations in Section 7 of this Agreement, Renewable Products may be required to obtain working capital from financing resources. Member agrees and acknowledges that the payment terms in this Agreement are a benefit to Member and agrees that it will, upon the reasonable request of Renewable Products, subordinate its right to payment hereunder to the rights of any lender providing working capital to Renewable Products, provided that all Members of

Renewable Products are required to agree to such subordination. Member shall execute such subordination agreement and other documents as may be necessary to evidence this undertaking.

19. Independent Contractor. Nothing contained in this Agreement will make Renewable Products the agent of Member for any purpose other than the marketing of Member’s Ethanol production as stated in this Agreement. Renewable Products and its employees shall be deemed to be independent contractors with full control over the manner and method of performance of the services they will be providing on behalf of Member under this Agreement. Neither party shall have the right to bind the other party except as expressly provided herein.

20. Separate Entities. The parties hereto are separate entities and nothing in this Agreement or otherwise shall be construed to create any rights or liabilities of either party to this Agreement with regard to any rights, privileges, duties or liabilities of any other party to this Agreement.

21. Testing of Samples. At the request of Renewable Products, Member agrees to provide Renewable Products with samples of its Ethanol produced at its production facility so that it may be tested for product quality on a regular basis. Any and all costs of third party testing shall be paid for by Renewable Products.

22. Insurance. During the entire term of this Agreement, Member will maintain insurance coverage. At a minimum, Member’s insurance coverage must include:

(a) Commercial general product and public liability insurance, with liability limits of at least $5 million in the aggregate;

(b) Property and casualty insurance adequately insuring its production facilities and its other assets against theft, damage and destruction on a replacement cost basis;

(c) Workers’ compensation insurance to the extent required by law; and

(d) Renewable Products shall be added as an additional insured under the commercial general product and public liability insurance policy and the property and casualty insurance policy.

Member will not change its insurance coverage during the term of this Agreement if such change results in a failure to maintain the minimums set out above, and the policies shall provide that they may not be cancelled or terminated without at least 30 days prior written notice to Renewable Products. Renewable Products shall maintain at all times such combined general product and public liability insurance, property and casualty insurance and other insurance as it deems necessary and appropriate.

23. Audit Right. The parties hereto agree that, upon request in writing, either party may require the other to make available its books and records, at reasonable intervals, in order to account for all dealings, transactions and sums relevant to this Agreement. Any such independent public accountants hired by either party will be subject to the same confidentiality obligations that the parties are subject to under Section 24 of this Agreement. Each party agrees to inform its accountants of those confidentiality obligations.

24. Confidential Information. The parties acknowledge that they will be exchanging information about their businesses under this Agreement which is confidential and proprietary, and the parties agree to handle that confidential and proprietary information in the manner described in this Section 23.

(a) Definition of Confidential Information. For purposes of this Agreement, the term “Confidential Information” will mean information related to the business operations of Member or Renewable Products that meets all of the following criteria:

(i) The information must not be generally known to the public and must not be a part of the public domain;

(ii) The information must belong to the party claiming it is confidential and must be in that party’s possession;

(iii) The information must have been protected and safeguarded by the party claiming it is confidential by measures that were reasonable under the circumstances before the information was disclosed to the other party’

(iv) Written information must be clearly designated in writing as “Confidential Information” by the party claiming it is confidential before it is disclosed to the other party, except that all information about costs and prices will always be considered Confidential Information under this Agreement without the need for specifically designating it as such; and

(v) Verbal Confidential Information which is disclosed to the other party must be summarized in writing, designated in writing as “Confidential Information” and transmitted to the other party within ten (10) days of the verbal disclosure.

(b) Limitations on the Use of Confidential Information. Each party agrees that it will not use any Confidential Information that it obtains about the other party for any purpose other than to perform its obligations under this Agreement.

(c) The Duty not to Disclose Confidential Information. The parties agree that they will not disclose any Confidential information about each other to any person or organization, other than their respective legal counsel and accountants, without first getting written consent to do so from the other party. Notwithstanding the foregoing, if a party or anyone to whom such party transmits Confidential Information in accordance with this Agreement is requested or required (by deposition, interrogatories, requests for information or documents in legal proceedings, subpoenas, civil investigative demand or similar process, SEC filings or administrative proceedings) in connection with any proceeding, to disclose any Confidential Information, such party will give the disclosing party prompt written notice of such request or requirement so that the disclosing party may seek an appropriate protective order or other remedy and/or waive compliance with the provisions of this Agreement, and the receiving party will cooperate with the disclosing party to obtain such protective order. The fees and costs of obtaining such protective order, including payment of reasonable attorney’s fees, shall be paid for by the disclosing party. If such protective order or other remedy is not obtained or the disclosing party waives compliance with the relevant provisions of this Agreement, the receiving party (or such other persons to whom such request is directed) will furnish only that portion of the Confidential Information which, in the opinion of legal counsel, is legally required to be disclosed, and upon the disclosing party’s request, use commercially reasonable efforts to obtain assurances that the confidential treatment will be accorded to such information. This will be the case both while this Agreement is in effect and for a period of five (5) years after it has been terminated.

(d) The Duty to Notify the Other Party in Cases of Improper Use or Disclosure. Each party agrees to immediately notify the other party if either party becomes aware of any improper use of or any improper disclosure of the Confidential information of the other party at any time while this Agreement is in effect, and for a period of five (5) years after it has been terminated.

(e) Protection of the Confidential Information. Each party agrees to develop effective procedures for protecting the Confidential Information that it obtains from the other party, and to implement those procedures with the same degree of care that it uses in protecting its own Confidential Information.

(f) Return of the Confidential Information. Immediately upon the termination of this Agreement, each party agrees to return to the other party all of the other party’s Confidential Information that is in its possession or under its control.

25. Indemnification and Hold Harmless – Member. If a third party makes a claim against Renewable Products or any person or organization related to it as the result of the actions or omissions of Member or any person or organization related to Member including, but not limited to, claims relating to the quality of Ethanol produced by Member or the performance of its obligations under this Agreement, Member shall indemnify Renewable Products and its related persons and organizations and hold them harmless from any liabilities, damages, costs and/or expenses, including costs of litigation and reasonable attorneys fees which they incur as a result of any such claims.

26. Indemnification and Hold Harmless – Renewable Products. The indemnification obligations of the parties under this Agreement will be mutual and Renewable Products, therefore, makes the same commitment to indemnify Member and its related persons or organizations to the extent any claim is made against Member or its related person arising out of any action or omission of Renewable Products.

27. Survival of Terms/Dispute Resolution. All representations, warranties and agreements made in connection with this Agreement will survive the termination of this Agreement. The parties will, therefore, be able to pursue claims related to those representations, warranties and agreements after the termination of this Agreement, unless those claims are barred by the applicable statute of limitations. Similarly, any claims that the parties have against each other that arise out of actions or omissions that take place while this Agreement is in effect will survive the termination of this Agreement. This means that the parties may pursue those claims even after the termination of this Agreement, unless applicable statutes of limitation bar those claims. The parties agree that, should a dispute between them arise in connection with this Agreement, the parties will complete, in good faith, a mediation session prior to the filing of any action in any court. Such mediation session shall occur at a place that is mutually agreeable, and shall be conducted by a mediator to be selected by mutual agreement of the parties.

28. Choice of Law. This Agreement shall be governed by, interpreted under and enforced in accordance with Minnesota law, without regard to conflicts of law principles.

29. Assignment. Neither party may assign its rights or obligations under this Agreement without the written consent of the other party, which consent will not be unreasonably withheld. Renewable Products shall not be required to consent to an assignment by Member other than to another member of Renewable Products or if required by Member for financing purposes.

30. Entire Agreement. This Agreement constitutes the entire agreement between the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations, or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties, except as expressed in this Agreement. No change or addition shall be made to this Agreement except by a written document signed by all parties hereto.

31. Execution of Counterparts. This Agreement may be executed by the parties on any number of separate counterparts, and by each party on separate counterparts, each of such counterparts being deemed by the parties to be an original instrument; and all of such counterparts, taken together, shall be deemed to constitute one and the same instrument.

32. Duplicate Counterpart Includes Facsimile. The parties specifically agree and acknowledge that a duplicate hereof shall include, but not be limited to, a counterpart produced by virtue of a facsimile (“fax”) machine.

33. Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and there respective heirs, personal representatives, successors and assigns.

34. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be considered delivered in all respects when it has been delivered by hand or mailed by first class mail postage prepaid, addressed as follows:

TO: Renewable Products Marketing Group, LLC

809 East Main Street, Suite 2

Belle Plaine, MN 56011

With a copy to:

TO:  Dakota Ethanol, LLC

P.O. Box 100

46269 SD Hwy 34

Wentworth, SD  57075

With a copy to:

IN WITNESS WHEREOF, the parties hereto have set their hands the day and year first written above.

Renewable Products Marketing Group, LLC

By: Its CEO. C Stephen Bleyl
/s/ C. Stephen Bleyl

Dakota Ethanol L.L.C

/s/ Brian Woldt
By: Its:
Chairman